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                                                                   SUB-ITEM 77Q1

Appendix A, as revised June 28, 2005, to the Amended and Restated By-Laws for MFS Government Securities Fund, dated January 1, 2002, as revised June 23, 2004 is in Pre-Effective Amendment No. 1 to the Registration Statement for MFS Series Trust XII (File Nos. 333-126328 and 811-21780), as filed with the Securities and Exchange Commission via EDGAR on September 27, 2005, under Rule 485 under the Securities Act of 1933. Such document is incorporated herein by reference.

The Amended and Restated Declaration of Trust for MFS Government Securities Fund, dated December 16, 2004, is contained in Post-Effective Amendment No. 32 to the Registration Statement (File Nos. 2-74959 and 811-3327), as filed with the Securities and Exchange Commission via EDGAR on March 31, 2005, under Rule 485 under the Securities Act of 1933. Such document is incorporated herein by reference.

An Amendment, dated March 10, 2005, to the Amended and Restated Declaration of Trust for MFS Government Securities Fund, dated December 16, 2004, is contained in Post-Effective Amendment No. 32 to the Registration Statement (File Nos. 2-74959 and 811-3327), as filed with the Securities and Exchange Commission via EDGAR on March 31, 2005, under Rule 485 under the Securities Act of 1933. Such document is incorporated herein by reference.

An Amendment, dated April 1, 2005, to the Amended and Restated Declaration of Trust for MFS Government Securities Fund, dated December 16, 2004, is contained in Post-Effective Amendment No. 32 to the Registration Statement (File Nos. 2-74959 and 811-3327), as filed with the Securities and Exchange Commission via EDGAR on March 31, 2005, under Rule 485 under the Securities Act of 1933. Such document is incorporated herein by reference.